AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization ("the Agreement"), dated as of August 25, 1998 by and among C/Grip: Inc., an Oklahoma corporation ("C/GRIP"); Green River Coal, Inc., a Nevada Corporation ("Green River"); and the shareholders of Green River ("Shareholders"), who execute this Agreement and the Purchase Agreement set forth as Exhibit A of this Agreement, with reference to the following:

      A. C/GRIP is an Oklahoma corporation organized on April 7, 1987. C/GRIP has authorized common stock of 40 million shares, $0.001 par value, of which 1,841,583 shares are outstanding, and 10 million shares of preferred stock, $0.001 par value, of which no shares are outstanding.

     B. Green River is a Nevada Corporation organized on October 22, 1990. Green River has authorized common stock of 100,000 shares, no par value, of which 100,000 shares are outstanding.

     C. The respective Boards of Directors of C/GRIP and Green River have deemed it advisable and in the best interests of C/GRIP and Green River that Green River be acquired by C/GRIP pursuant to the terms and conditions set forth in this Agreement.

     D. C/GRIP and Green River propose to enter into this Agreement which provides, among other things, that 100% of the outstanding shares of Green River be acquired by C/GRIP, in exchange for shares of C/GRIP and such additional items, all as more fully described in the Agreement.

     E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

                                  ARTICLE 1
                               THE ACQUISITION

     1.01 At the Closing, a total of 100,000 common shares, which represents 100% of the outstanding shares of Green River, shall be acquired by C/GRIP in exchange for 13,216,448 investment shares of C/GRIP, which shall be issued to Green River shareholders as set forth on the signature page of this Agreement.

     1.02 At the Closing, the Green River shareholders will deliver certificates for the outstanding shares of Green River, duly endorsed so as to make C/GRIP the sole holder thereof, free and clear of all claims and encumbrances and C/GRIP shall deliver a transmittal letter directed to the transfer agent of C/GRIP directing the issuance of shares to the shareholders of Green River as set forth on the signature page of this Agreement.


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      1.03 Following the reorganization, there will be a total of 15,058,031 shares of common stock, $0.001 par value, issued and outstanding in C/GRIP.

                            ARTICLE 2 THE CLOSING

      2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of Fuller Tubb Pomeroy Kirschner Bickford & Stokes, 100 N. Broadway, Suite 3300, Oklahoma City, Oklahoma 73102 at 11:00 a.m., on September 15, 1998 or at such other place or date and time as may be agreed to in writing by the parties hereto.

                                  ARTICLE 3
                   REPRESENTATION AND WARRANTIES OF C/GRIP

     C/GRIP and its officers and directors hereby represent and warrant to Green River as follows:

     3.01 C/GRIP shall deliver to Green River, on or before Closing, each of the following:

        (a) Financial Statements. Audited financial statements of C/GRIP including, but not limited to, balance sheets and profit and loss statements as of July 31, 1998. (Schedule A).

        (b) Property. An accurate list and description of all property, real or personal, owned by C/GRIP of a value equal to or greater than $ 10,000. (Schedule B).

        (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C). A complete and accurate list of all debts, liabilities and obligations of C/GRIP incurred or owing as of the date of this Agreement. (Schedule C.1).

        (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which C/GRIP is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by C/GRIP (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended July 31, 1998, or any consecutive twelve

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month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D).

        (e) Loan Agreement. Complete and accurate copies of all loan agreements and other documents with respect to obligations of C/GRIP for the repayment of borrowed money. (Schedule E).

        (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default hereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F).

        (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of C/GRIP together with all amendments thereto to the date hereof. (Schedule G).

        (h) Shareholders. A complete list of all persons or entities holding capital stock of C/GRIP or any rights to subscribe for, acquire, or receive shares of the capital stock of C/GRIP (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or non qualified, and other similar agreements. (Schedule H).

        (i). Officers and Directors. A complete and current list of all officers and Directors of C/GRIP. (Schedule I).

        (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of C/GRIP who received $ 10,000 or more in aggregate compensation from C/GRIP whether in salary, bonus or otherwise, during the year 1997, or who is presently scheduled to receive from C/GRIP a salary in excess of $10,000 during the year December 31, 1998, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule
J).

        (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of C/GRIP threatened, which may materially and adversely affect C/GRIP. (Schedule K).

        (1) Tax Returns. Accurate copies of all Federal and State tax returns for C/GRIP for the last fiscal year. (Schedule L).

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

        (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by C/GRIP under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M).

        (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which C/GRIP has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N).

        (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein C/GRIP is qualified to do business and is in good standing. (Schedule 0).

        (p) Subsidiaries. A complete list of all subsidiaries of C/GRIP. (Schedule P). The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which C/GRIP has an interest, direct or indirect.

        (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of C/GRIP, if any. (Schedule Q).

        (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which C/GRIP may have, other than those listed in the schedule on Union Matters. (Schedule R).

        (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of C/GRIP in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S).

     3.02 Organization. Standing -and Power. C/GRIP is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

     3.03 Qualification. C/GRIP is not qualified and is not licensed as a foreign corporation.

     3.04 Capitalization of C/GRIP The authorized capital stock of C/GRIP consists of 40 million shares of Common Stock, $0.001 par value, of which the only shares issued and outstanding are 1,841,583 issued to shareholders listed on Schedule H as of the date thereof, which shares were duly authorized, validly issued and fully paid

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

and non assessable. There are no preferred shares currently outstanding. There are no preemptive rights with respect to the C/GRIP stock.

      3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of C/GRIP. This Agreement constitutes the valid and binding obligation of C/GRIP enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by C/GRIP and the execution and transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of C/GRIP's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which C/GRIP is a party or bound by.

      3.06 Absence of Undisclosed Liabilities. C/GRIP has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A nor otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     3.07 Absence of Changes. Since July 31, 1998, there has not been any material adverse change in the condition (financial or other wise), assets, liabilities, earnings or business of C/GRIP, except for changes resulting from completion of those transactions described in Section 5.01.

     3.08 Tax Matters. All taxes and other assessments and levies which C/GRIP is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by C/GRIP in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employees' and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to the absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by C/GRIP income or business prior to the Closing Date.

     3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which C/GRIP or its shareholders are a party or by which C/GRIP or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of C/GRIP or any securities representing the right to purchase or otherwise receive any such capital stock of C/GRIP.

     3.10 Title. Assets. Except for liens set forth in Schedule C, C/GRIP is the sole and unconditional owner of, with good and marketable title to, all the assets listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever; provided, however, that C/GRIP has authorized the distribution to its shareholders of record as of September 15, 1998 of the 1,841,583 shares of common stock of Advanced Concept Technologies, Inc. listed on Schedule P.

     3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, valid and in full force and effect on the date hereof, and C/GRIP has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of C/GRIP.

     3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either C/GRIP or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of C/GRIP. C/GRIP has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     3.13 Governmental Regulation. To the knowledge of C/GRIP and except as set forth in Schedule K, C/GRIP is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of C/GRIP.

    3.14 Brokers and Finders. C/GRIP shall be solely responsible for payment to any broker or finder retained by C/GRIP for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     3.15 Accuracy of Information. No representation or warranty by C/GRIP contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Green River pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.
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

     3.16 Subsidiaries. C/GRIP does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

     3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by C/GRIP or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

    3.18 Improper Payments. Neither C/GRIP, nor any person acting on behalf of C/GRIP has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of C/GRIP (b) any customer, supplier of competitor of C/GRIP or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining C/GRIP's existing business for C/GRIP or (c) any political party or any candidate for elective political office nor has any fund or other asset of C/GRIP been maintained that was not fully and accurately recorded on the books of account of C/GRIP.

     3.19 Copies of Documents. C/GRIP has made available for inspection, and copying by Green River and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by C/GRIP with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of C/GRIP, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of C/GRIP or adversely effect the objectives of this Agreement with respect to Green River including, but not limited to, the issuance and subsequent trading of the shares of common stock of C/GRIP to be received hereby, subject to compliance by the shareholders of Green River with applicable law. C/GRIP has filed with the Securities and Exchange Commission and each state securities regulator, or a timely basis, all statements, applications, reports and filings required under the Securities Act of 1933 and the Exchange Act of 1934, as amended.

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                                  ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF GREEN RIVER COAL, INC.,

     Green River and its president hereby represent and warrant to C/GRIP as follows:

     4.01 Green River shall deliver to C/GRIP, on or before Closing, the following:

         (a) Financial Statements. Audited financial statements of Green River as of May 1, 1998. (Schedule AA).

         (b) Property. An accurate list and description of all property, real or personal, owned by Green River of a value equal to or greater than $1,000,00. (Schedule BB).

         (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC). A complete and accurate list of all debts, liabilities and obligations of Green River incurred or owing as of the date of this Agreement. (Schedule CC.1).

        (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Green River is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Green River (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 1997, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD).

         (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Green River for the repayment of borrowed money. (Schedule EE).

         (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default hereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF).

         (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Green River together with all amendments thereto to the date hereof. (Schedule GG).

         (h) Shareholders. A complete list of all persons or entities holding capital stock of Green River or any rights to subscribe for, acquire, or receive shares of the capital stock of Green River (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or non qualified, and other similar agreements. (Schedule
HH).

         (i) Officers and Directors. A complete and current list of all officers and Directors of Green River. (Schedule II).

         (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Green River who received $10,000 or more in aggregate compensation from Green River whether in salary, bonus or otherwise, during the year 1997, or who is presently scheduled to receive from Green River a salary in excess of $10,000 during the year ending December 31, 1998, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ).

         (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Green River threatened, which may materially and adversely affect Green River. (Schedule
KK).

         (l) Tax Returns. Accurate copies of all Federal and State tax returns for Green River, if any. (Schedule LL).

         (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Green River under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM).

         (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Green River has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN).

         (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Green River is qualified to do business and is in good standing. (Schedule 00).


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

         (p) Subsidiaries. A complete list of all subsidiaries of Green River. (Schedule PP). The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Green River has an interest, direct or indirect.

         (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Green River, if any. (Schedule QQ).

         (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Green River may have, other than those listed in the schedule on Union Matters. (Schedule RR).

         (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Green River in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS).

          (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Green River as an insured or beneficiary or as a loss payable payee or for which Green River has paid all Or part of the premium in force on the date hereof, specifying any notice or other information possessed by Green River regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Green River as beneficiary covering the business activities of Green River. (Schedule TT).

          (u) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Green River. (Schedule VV),

     4.02 Organization, Standing and Power. Green River is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as is now being conducted.

     4.03 Qualification. Green River is qualified and is licensed as a foreign corporation in the State of Utah.

     4.04 Capitalization of Green River. The authorized capital stock of Green River consists of 100,000 shares of Common Stock, no par value, which shares are issued to shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and non assessable. There are no preemptive rights with respect to the Green River stock.

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

     4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duty authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Green River. This Agreement constitutes the valid and binding obligation of Green River enforceable against it in availability of the remedy of specific performance. This Agreement has been duly executed by Green River and the execution and transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Green River's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Green River is a party or bound by.

     4.06 Absence of Undisclosed Liabilities. Green River has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which are not reflected on the financial statements set forth in Schedule AA nor otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     4.07 Absence of Changes. Since May 1, 1998, there has not been any material adverse change in the condition (financial or other wise), assets, liabilities, earnings or business of Green River, except for changes resulting from completion of those transactions described in Section 5.01.

     4.08 Tax Matters. All taxes and other assessments and levies which Green River is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Green River in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employees' and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to the absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Green River income or business prior to the Closing Date.

     4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Green River or its shareholders are a party or by which Green River or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Green River or any securities representing the right to purchase or otherwise receive any such capital stock of Green River.

     4.10 Title to Assets. Except for liens set forth in Schedule CC, Green River is the sole and unconditional owner of, with good and marketable title to, all the assets
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

listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Green River is a party are valid and in full force and effect on the date hereof, and Green River has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Green River.

     4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Green River or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the Green River, properties, business or income of Green River. Green River has substantially complied with, and is not in default in any material respect under, any laws. ordinances, requirements, regulations or orders applicable to its businesses.

     4.13 Governmental Regulation. To the knowledge of Green River and except as set forth in Schedule KK, Green River is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Green River.

     4.14 Brokers and Finders. Green River shall be solely responsible for payment to any broker or finder retained by Green River for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     4.15 Accuracy of Information. No representation or warranty by Green River contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to C/GRIP pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. Green River and its officers and directors make no representation or warranty as to the quantity or quality or value of the coal contained in the leases held by Green River and is relying exclusively on the reports of Mr. Guy Wiggs and others, which have been furnished to C/GRIP.
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

     4.16 Subsidiaries. Except as listed in Schedule PP, Green River does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

     4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Green River or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     4.18 Improper Payments. No person acting on behalf of Green River has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Green River (b) any customer, supplier of competitor of Green River, or employee of such customer, supplier or competitor, for the purposes of obtaining or retaining business for Green River, or (c) any political party or any candidate for elective political office nor has any fund or other asset of Green River been maintained that was not fully and accurately recorded on the books of account of Green River.

     4.19 Copies of Documents. Green River has made available for inspection and copying by C/GRIP and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Green River with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Green River or adversely effect the objectives of this Agreement.

     4.20 Investment Intent of Shareholders. Each shareholder of Green River represents and warrants to C/GRIP that the shares of C/GRIP being acquired pursuant to this Agreement are being acquired for his or her own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                  ARTICLE 5
   CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE ACQUISITION

     5.01 Conduct and Transactions of C/GRIP During the period from the date hereof to the date of Closing, C/GRIP shall:

          (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

          (b) Maintain its records and books of account in a manner that fairly and correctly reflect its income, expenses, assets and liabilities.

     C/GRIP shall not during such period, except in the ordinary course of business, without the prior written consent of Green River:

          (a) Sell, dispose of or encumber any of its properties or assets except for payment of brokers or finders fees;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof other than the distribution to its shareholders of record as of September 15, 1998 of the 1,841,583 shares of common stock of Advanced Concept Technologies, Inc. as described in schedule P;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g) Make any material change in its insurance coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j) Make any capital expenditures.

      5.02 Conduct and Transactions of Green River. During the period from the date hereof to the date of Closing, Green River shall:

         (a) Obtain an investment letter from each shareholder of Green River in a form substantially as that attached hereto as Exhibit A.

         (b) Conduct the operations of Green River in the ordinary course of business.

     Green River shall not during such period, except in the ordinary course of business, without the prior written consent of C/GRIP:

          (a) Sell, dispose of or encumber any of the properties or assets of Green River;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof,

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent other than to extinguish liabilities revealed on its financial statements provided hereto;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g) Make any material change in its insurance coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j) Make any material capital expenditures.

          (k) Allow any of the foregoing actions to be taken by any subsidiary of Green River,

                                  ARTICLE 6
                             RIGHTS OF INSPECTION

      6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, C/GRIP and Green River agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of C/GRIP or Green River, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, C/GRIP and Green River will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                  ARTICLE 7
                            CONDITIONS TO CLOSING

     7.01 Conditions to Obligations of Green River. The obligation of Green River to perform this Agreement is subject to C/GRIP's performing its Closing obligations, unless waived in writing by Green River.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by C/GRIP which in the opinion of Green River, expressed in writing to C/GRIP within two weeks after delivery of the schedules, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of C/GRIP set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. C/GRIP shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and C/GRIP shall have complied in all material respects with the course of conduct required by this Agreement.

          (c) Corporate Action. There are minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Green River that C/GRIP has submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by the shareholders of Green River and any consents necessary for or approval of any party listed on any Schedule delivered by C/GRIP whose consent or approval is required pursuant thereto shall have been obtained.

          (e) Financial Statements. Green River shall have been furnished audited financial statements of C/GRIP including, but not limited to, balance sheets and profit and loss statements as of July 31, 1998. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of C/GRIP as of July 31, 1998.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by C/GRIP of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by C/GRIP for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Employment Agreements. Existing C/GRIP employment agreements will have been delivered to Counsel for Green River.

          (i) Changes in Financial Condition of C/GRIP There shall not have occurred any material adverse change in the financial condition or in the operations of the business of C/GRIP. except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. C/GRIP is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (k) Authorization for Issuance of Stock. Green River shall have received in form and substance satisfactory to Counsel for Green River a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of C/GRIP to issue stock certificates representing ownership of C/GRIP common stock to Green River in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

     7.02 Conditions to Obligations of C/GRIP. The obligation of C/GRIP to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by C/GRIP

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Green River, which in the opinion of C/GRIP, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Green River set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Green River shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Green River shall have complied in all respects with the course of conduct required by this Agreement.

          (c) Corporate Action. There has been delivered to C/GRIP minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for C/GRIP that Green River has submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Green River, whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. C/GRIP shall have been furnished with an interim unaudited financial statement of Green River for the period from the date of its last audited financial statements to the day of the month preceding the Closing. Such financial statements shall fairly present the financial position of Green River as of its date.

         (f) Statutory Requirements. All statutory requirements for the valid consummation by Green River of the transactions contemplated by this Agreement shall have been fulfilled.

         (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Green River for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Employment Agreements. Existing Green River employment agreements will have been delivered to counsel for C/GRIP.

          (i) Changes in Financial Condition of Green River. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Green River, except expenditures in furtherance of this Agreement.

           (j) Absence of Pending Litigation. Green River is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                                  ARTICLE 8
                        MATTERS SUBSEQUENT TO CLOSING

     8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                                  ARTICLE 9
                    NATURE AND SURVIVAL OF REPRESENTATIONS

     9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by C/GRIP or Green River pursuant hereto, or otherwise adopted by C/GRIP, by its written approval, or by Green River by its written
                                      19
approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by C/GRIP or Green River as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.
                                 ARTICLE 10
          TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

     10. 1 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the closing date as follows:

          (a) By mutual written consent of the Boards of Directors of C/GRIP and Green River.

          (b) By the Board of Directors of C/GRIP if any of the conditions set forth in Section 7.02 shall not have been satisfied.

          (c) By the Board of Directors of Green River if any of the conditions set forth in Section 7.01 shall not have been satisfied.

     10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                 ARTICLE 11
                                 THE CLOSING

     11.01 Exchange of Shares. At the Closing, (1) C/GRIP shall issue a letter to the transfer agent of C/GRIP with a copy of the resolution of the Board of Directors of C/GRIP authorizing the issuance of C/GRIP shares as set forth on the signature page of this Agreement, and (2) Green River shall deliver to C/GRIP stock certificates, properly
                                      20
endorsed and with signatures guaranteed by a bank, assigning to C/GRIP the shares of capital stock of Green River of each person who executes Exhibit A attached hereto.

     11.02 Restrictions on Shares Issued to Green River. Due to the fact that Green River will receive shares of C/GRIP common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of C/GRIP will contain the following legend:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

                                 ARTICLE 12
                                MISCELLANEOUS

     12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma excluding the conflicts of laws.

     12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to "C/GRIP"
                  C/GRIP Inc.
                  1026 E. 66th Place, No. 117
                  Tulsa, Oklahoma 74136

If to "Green River"

                   Green River Coal, Inc.
                   3168 Bel Air Drive
                   Las Vegas Country Club
                   Las Vegas, NV 89109

With copies to:

                   Thomas J. Kenan
                   Fuller Tubb Pomeroy Kirschner Bickford & Stokes 100 N. Broadway, Suite 3300
                   Oklahoma City, OK 73102

      12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

          (b) Waive any inaccuracies of representations by the other contained in this Agreement or in any document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement. and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the other party of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

      12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by C/GRIP or Green River shall not constitute a waiver of the right to pursue other available remedies.

      12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument,

      12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of C/GRIP and Green River.

      12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

      12.08 Each Party to Bear its Own Expense. C/GRIP and Green River shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

      12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.
Executed as of the date first written above.

Green River Coal, Inc.                    C/Grip: Inc.

By: /s/ William W Moon                  By: /s/ Richard Cohen
   ----------------------                   -----------------------
William W. Moon, Sr. Sr. President          Richard Cohen, President

              Schedules to Agreement and Plan of Reorganization
                Among C/Grip: Inc., Green River Coal, Inc. and
                    Shareholders of Green River Coal, Inc.
                            Dated August 10, 1998

Schedule A
-----------

Attached hereto are audited financial statements of C/Grip: Inc. as of July 31, 1998.

Schedule B
----------

1,841,583 shares of Common Stock of Advanced Concept Technologies, Inc., an Oklahoma corporation.

Schedule C and C.1
------------------
None

Schedule D
----------
None

Schedule E
----------
None

Schedule F
----------
None

Schedule G
-----------

Attached hereto are copies of the Certificate of Incorporation and all amendments thereto and the Bylaws of C/Grip: Inc.

Schedule H
------------

List of all persons or entities holding capital stock of C/GRIP or any rights to subscribe for, acquire, or receive shares of the capital stock of C/GRIP (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or non qualified, and other similar agreement

Schedule I
----------

Richard Cohen is the sole officer and director of C/Grip: Inc.

Schedule J
----------

The only current employee of C/Grip: Inc. is Richard Cohen, who serves for no salary at this time.

Schedule K
----------

Attached hereto is a copy of the plaintiff's Complaint filed "Bellatrix International, Inc., a Delaware corporation, plaintiff, vs. Richard Cohen, C/Grip: Inc., an Oklahoma corporation, and Does 1 - 50, defendants," in Case no. 98K15971, Municipal Court of Los Angeles Judicial DIstrict, COunty of Los Angeles, State of California.

Schedule L
----------

Attached hereto are copies of the federal and state tax returns for C/Grip:
Inc. for 1997

Schedule M
-----------

None

Schedule N
----------

C/Grip: Inc. had a checking account in State Bank, Tulsa, Oklahoma. Richard Cohen was the sole signatory on the account. The account has been closed.

Schedule O
----------

Oklahoma

Schedule P
----------

The sole subsidiary of C/Grip: Inc. is Advanced Concept Technologies, Inc. ("ACT"), a wholly owned Oklahoma corporation. C/Grip's board of directors has declared that the 1,841,583 shares of ACT shall be distributed to the shareholders of C/Grip as of August 10, 1998. These shares shall no longer be assets of C/Grip at the time of the closing of the Agreement to which this Schedule P is attached.

Schedule Q
-----------

None

Schedule R
----------

None

Schedule S
----------

None

Schedule AA
-----------

Attached hereto are the audited financial statements of Green River Coal, Inc. as of May 1, 1998.
Att